Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

WSFS Financial Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-189782, No. 333-106561, No. 333-26099, No. 333-33713, No. 333-40032, No. 333-127225, No. 333-146443 and No, 333-169548) on Form S-8, (No. 333-194019) on Form S-4, and (No. 333-183200 and No. 333-167404) on Form S-3 of WSFS Financial Corporation (the Company) of our reports dated March 17, 2014, with respect to the consolidated statements of condition of WSFS Financial Corporation and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K of WSFS Financial Corporation.

/s/ KPMG

Philadelphia, Pennsylvania

March 17, 2014